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                                                                     EXHIBIT 3.6

                                     BYLAWS
                                       OF
                        ALLIED WASTE NORTH AMERICA, INC.
                            (a Delaware Corporation)

                                      as of
                                 November 1,1996

                                    ARTICLE I

                                     OFFICES

      SECTION 1. PRINCIPAL OFFICE. The principal office of Allied Waste North America, Inc. (the "Corporation") will be at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251.

      SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

      SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders will be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as may be determined by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 2. ANNUAL MEETINGS. An annual meeting of Stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time; provided that each successive annual meeting shall be held on A date within 13 months after the date of the preceding annual meeting. Any other proper business may be transacted at the annual meeting.

      SECTION 3. NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting, stating the place, day and hour thereof will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

      SECTION 4. SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the president, the chairman of the board of directors or by not less than A quorum of the board of directors, and shall be called by the president or secretary at the request in writing of stockholders owning not less than one-half of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request will state the purpose or purposes of the proposed meeting.
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      SECTION 5. NOTICE OF SPECIAL MEETING. Written notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, will be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

      SECTION 6. BUSINESS AT SPECIAL MEETING. Business transacted at all special meetings will be confined to the purpose or purposes stated in the notice.

      SECTION 7. STOCKHOLDER LIST. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the secretary. Such list, for a period of ten days prior to such meeting, will be kept on file at the registered office of the Corporation and will be subject to inspection by any stockholder at any time during usual business hours. Such list will also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

      SECTION 8. QUORUM. The holders of at least one-half of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present OR represented at any meeting of the stockholders, the stockholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is later represented any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 9. MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy will decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question.

      SECTION 10. PROXIES. At any meeting of the stockholders every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to said meeting.

      SECTION 11. VOTING. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, each stockholder will have one vote for each share of stock having voting power, registered in his name on the books of the Corporation


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      SECTION 12. ACTION BY WRITTEN CONSENT. Any action which the Certificate of
Incorporation or these Bylaws requires or permits to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the number of stockholders whose votes would be sufficient to authorize or take such action and who are entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 1. POWERS. The business and affairs of the Corporation will be managed by a board of directors. The board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or these Bylaws directed or required to be exercised OR done by the stockholders.

      SECTION 2. NUMBER OF DIRECTORS. The number of directors which constitute the whole board will be no less than one and no more than five, as such number shall be determined by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. As of the date of the initial adoption of these Bylaws, the number of directors constituting the board of directors shall be three.

      SECTION 3. ELECTION AND TERM. Directors, other than the first board of directors, will be elected at the annual meeting of the stockholders, and each director will be elected to serve until the next annual meeting and until his successor is elected and qualified. Directors need not be stockholders.

      SECTION 4. VACANCIES. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by majority vote of the board of directors or by election at an annual meeting or at a special meeting of stockholders called for that purpose. Provided, however, if such vacancy resulting from an increase in the number of directors is filled by the directors, then such board position must stand for reelection at the next annual meeting of stockholders and, provided further, that no more than two such newly-created vacancies may be filled by the directors in any interim period between meeting of stockholders.

      SECTION 5. RESIGNATION; REMOVAL. Any director may resign at any time. The board of directors may, by majority vote of the directors then in office, remove a director for cause. The stockholders entitled to vote in the election of directors may remove a director with or without cause.


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                                   ARTICLE IV

                              MEETINGS OF THE BOARD

      SECTION 1. FIRST MEETING. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, Immediately after and at the same place as the annual meeting of the stockholders, and no notice of such meeting shall be necessary; or the board may meet at such place and time as is fixed by the consent in writing of all the directors.

      SECTION 2. REGULAR MEETINGS. Regular meetings of the board may be held at such time and place either within or without the. State of Delaware and with such notice or without notice as is determined from time to time by the board.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the board may be called by the president or the chairman of the board of directors on one day's notice to each director, either personally or by mail or telegram. Special meetings will be called by the president or the secretary in like manner and on like notice upon the written request of any director.

      SECTION 4. QUORUM AND VOTING. At all meetings of the board, a majority of the directors will be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the board of directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

      SECTION 5. TELEPHONE MEETINGS. The directors may hold their meetings in any manner permitted by law. Without limitation, at any meeting of the board, a member may attend by telephone, radio, television, interactive media or similar means of communication by means of which all participants can hear each other which permits him to participate in the meeting, and a director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

      SECTION 6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the board of directors or executive committee under applicable statutory provisions, the Certificate of Incorporation, or these Bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all the members of the board of directors or executive committee, as the case may be, and filed with the minutes of the proceedings of the directors or executive committee, as the case may be.


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                                    ARTICLE V

                                   COMMITTEES

      SECTION 1. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the whole board, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, will have and may exercise all of the authority of the board of directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except where action by the board of directors is specified by statute. The executive committee will keep regular minutes of its proceedings and report the same to the board when required.

      SECTION 2. OTHER COMMITTEES. The board OF directors may similarly create other committees for such terms and with such powers and duties as the board deems appropriate.

      SECTION 3. ADVISORY DIRECTORS. The board of directors may, by majority vote, appoint one or more advisory directors. Advisory directors shall serve at the board's convenience solely to advise the board of directors, and shall have no formal responsibilities. No advisory director shall be entitled to vote at meetings of the board, nor shall any advisory director be counted when determining whether there is a quorum at directors' meetings. Advisory directors shall not be, by virtue of their position as advisory directors, agents of the Corporation, and they shall not have the power to bind the Corporation.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

      SECTION 1. ATTENDANCE FEES. Directors, as such, will not receive any stated salary for their services, but by resolution of the board a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the board, however, this provision will not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE VII

                                     NOTICES

      SECTION 1. METHODS OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, it will not be construed to require personal notice, but such notice may be given in writing by mail addressed to such stockholder or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be


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given by facsimile, and notice given by such means shall be deemed given at the time it is actually received.

      SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance at any meeting will constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

      SECTION 1. EXECUTIVE OFFICERS. The officers of the Corporation will consist of chief executive officer, president/chief operations officer, treasurer, and secretary, each of whom shall be elected by the board of directors. The board of directors may also elect a chairman of the board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

      SECTION 2. ELECTION AND QUALIFICATION. The board of directors at its first meeting after each annual meeting of stockholders will elect the president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

      SECTION 3. OTHER OFFICERS AND AGENTS. The board may elect or appoint such other officers, assistant officers and agents as it deems necessary, who will hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the board.

      SECTION 4. SALARIES. The salaries of all officers of the Corporation will be fixed by the board of directors except as otherwise directed by the board.

      SECTION 5. TERM, REMOVAL AND VACANCIES. The officers of the Corporation will hold office until their resignation or their successors are chosen and qualify. Any officer, agent or member of the executive committee elected or appointed by the board of directors may be removed at any time by the board of directors; provided, that such removal shall be without prejudice to the contract rights, if any, of such removed party. If any such office becomes vacant for any reason, the vacancy will be filled by the board of directors.

      SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer will be the chief executive officer of the Corporation. He will preside at all meetings of the stockholders and the board of directors unless such duties have been assigned to a chairman of the board by the board of directors. He will be ex-officio a member of all standing committees, will have general powers of oversight, supervision and management of the business and affairs of the Corporation, and will see that all orders and resolutions of the board of directors are carried into effect.


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      SECTION 7. PRESIDENT/CHIEF OPERATIONS OFFICER. The president/chief operations officer will, in the absence or disability of the chief executive officer perform the duties and exercise the powers of the chief executive officer, and will perform such other duties as the board of directors and chief executive officer may prescribe.

      SECTION 8. SECRETARY. The secretary will attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and will perform like duties for the standing committees when required. He will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and will perform such other duties as may be prescribed by the board of directors and president. He will keep in safe custody the seal of the Corporation and, when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an assistant secretary.

      SECTION 9. ASSISTANT SECRETARIES. The assistant secretaries in the order determined by the board of directors will perform, in the absence or disability of the secretary, the duties and exercise the powers of the secretary and will perform such other duties as the board of directors and president may prescribe.

      SECTION 10. TREASURER. The treasurer will have the custody of the corporate funds and securities and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and will deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He will disburse the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and will render to the board of directors and president, whenever they may require it, an account of all of his transactions as treasurer and of the financial condition of the Corporation.

      SECTION 11. ASSISTANT TREASURERS. The assistant treasurers in the order determined by the board of directors, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and will perform such other duties as the board of directors and president may prescribe.

      SECTION 12. OFFICER'S BOND. If required by the board of directors, any officer will give the Corporation a bond (to be renewed as the board may require) in such sum and with such surety or sureties as is satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


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                                   ARTICLE IX

                             SHARES AND STOCKHOLDERS

      SECTION 1. CERTIFICATES REPRESENTING SHARES. The certificates representing shares of the Corporation will be numbered and entered in the books of the Corporation as they are issued. They will exhibit the holder's name and number of shares and will be signed by the president or vice-president and the secretary or an assistant secretary, and will be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance.

      SECTION 2. TRANSFER OF SHARES. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Notwithstanding the foregoing, no transfer will be recognized by the Corporation if such transfer would violate federal or state securities laws, the Certificate of Incorporation, or any stockholders agreements which may be in effect at the time of the purported transfer. The Corporation may, prior to any such transfer,' require an opinion of counsel to the effect that any such transfer does not violate applicable securities laws requiring registration or an exemption Tom registration prior to any such transfer.

      SECTION 3. FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books must be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date, in any case, to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of tile board of directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination will apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.


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      SECTION 4. REGISTERED STOCKHOLDERS. The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner OF the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

      SECTION 5. LOST CERTIFICATE. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                    ARTICLE X

                                     GENERAL

      SECTION 1. DIVIDENDS. The board of directors may from time to time declare, and the Corporation pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to statute or the Certificate of Incorporation. Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment will be subject to all applicable provisions of laws, the Certificate of Incorporation and these Bylaws.

      SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors may think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      SECTION 3. DIRECTORS' ANNUAL STATEMENT. The board of directors will present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

      SECTION 4. CHECKS. All checks or demands for money and notes of the Corporation will be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


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      SECTION 5. CORPORATE RECORDS. The Corporation will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine.

      SECTION 6. SEAL. The corporate seal will have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, tied or reproduced,

      SECTION 7. AMENDMENT. These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board; provided however, that no change of the time or place of the annual meeting of stockholders may be made after the issuance of notice thereof.

      SECTION 8. INDEMNIFICATION. Each director, officer and former director or officer of the Corporation, and any person who may have served or who may hereafter serve at the request of the Corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, is hereby indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification will not be deemed exclusive of any other rights to which such director, officer or other person may be entitled under any agreement, vote of stockholders, or otherwise. Without limitation, nothing in this section shall limit any indemnification provisions in the Certificate of Incorporation.

Adopted as of November 1, 1996.

                                        /s/ Steven M. Helm, Secretary
                                        -----------------------------
                                        Steven M. Helm, Secretary


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